Exhibit No. 5 - Opinion of Murtha, Cullina,
                                                            Richter & Pinney LLP

                                            February __, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza

Washington, D.C.  20549


         Re:  Accent Color Sciences, Inc.


Ladies and Gentlemen:

     We have acted as counsel for Accent Color Sciences, Inc., a Connecticut corporation ("the Company"), in connection with the registration by the Company of up to an aggregate of 12,418,750 shares of the Company's common stock, without par value (the "Common Stock"), for the account of certain security holders of the Company (the "Registration") as described in the Company's Registration Statement being filed as Form S-3/A on Form S-2 (the "Registration Statement") this date under the Securities Act of 1933, as amended.

         In connection with the following opinion, we have reviewed the Registration Statement and are familiar with the action taken by the Company to date with respect to the approval and authorization of the Registration. We have examined originals, or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. We are furnishing this opinion in connection with the filing of the Registration Statement.

         Based upon the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement, the shares of Common Stock proposed to be registered by the Company under the Registration Statement will be, when sold, validly issued, fully paid and non-assessable.

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         We hereby consent to the inclusion of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                    Very truly yours,

                                    MURTHA, CULLINA, RICHTER AND PINNEY, LLP


                                    By:______________________________________
                                        Willard F. Pinney, Jr.
                                        A Partner